Exhibit 99.B.2(h)(i)

ING INFRASTRUCTURE, INDUSTRIALS AND MATERIALS FUND

[              ] Common Shares of Beneficial Interest

($0.01 par value)

UNDERWRITING AGREEMENT

New York, New York
  January [      ], 2010

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the several Underwriters

listed on Schedule I hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

Ladies and Gentlemen:

The undersigned, ING Infrastructure, Industrials and Materials Fund, a Delaware statutory trust (the “Fund”), ING Investments, LLC, an Arizona limited liability company (the “Adviser”), and ING Investment Management Co., a Connecticut corporation (the “Sub-Adviser” and together with the Adviser, the “Advisers”), address you as underwriters and as the representatives (the “Representatives”) of each of the several underwriters named in Schedule I hereto (the “Underwriters”).  The Fund proposes to sell to the Underwriters [        ] shares of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) (said shares to be issued and sold by the Fund being hereinafter called the “Underwritten Securities”).  The Fund also proposes to grant to the Underwriters an option to purchase up to [        ] additional Common Shares to cover over-allotments (the “Option Securities”; the Option

Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  Unless otherwise stated, the term “you” as used herein means Citigroup Global Markets Inc. individually on its own behalf and on behalf of the other Representatives.  Certain terms used herein are defined in Section 21 hereof.

The Fund has entered into an Investment Management Agreement with the Adviser dated as of [              ], 2010, a Custodian Agreement with The Bank of New York dated as of January 6, 2003, as effective with respect to the Fund as of [        ], 2010, a Foreign Custody Manager Agreement with The Bank of New York dated as of January 6, 2003, as effective with respect to the Fund as of [          ], 2010, a Fund Accounting Agreement with The Bank of New York dated as of January 6, 2003, as effective with respect to the Fund as of [          ], 2010, an Amended and Restated Stock Transfer Agency Agreement with The Bank of New York dated as of October 26, 2005, as effective with respect to the Fund as of [          ], 2010, an Administration Agreement with ING Funds Services, LLC dated as of [          ], 2010, a Distribution Agreement with ING Funds Distributor, LLC dated as of [          ], 2010, the Securities Lending Agreement and Guaranty with The Bank of New York, dated as of August 7, 2003, as effective with respect to the Fund as of [          ], 2010 and a Subscription Agreement with The Bank of New York dated as of August 7, 2003, as effective with respect to the Fund as of [          ], 2010 and such agreements are herein referred to as the “Management Agreement,” the “Custodian Agreement,” the “Foreign Custody Agreement,” the “Fund Accounting Agreement,” the “Transfer Agency Agreement,” the “Administration Agreement,” the “Distribution Agreement,” the “Securities Lending Agreement” and the “Subscription Agreement, respectively.  Collectively, the Management Agreement, the Custodian Agreement, the Foreign Custody Agreement, the Fund Accounting Agreement, the Transfer Agency Agreement, the Administration Agreement, the Distribution Agreement, the Securities Lending Agreement and the Subscription Agreement are herein referred to as the “Fund Agreements.”  The Adviser has entered into a Sub-Advisory Agreement with the Sub-Adviser dated as of [          ], 2010 and such agreement is herein referred to as the “Sub-Advisory Agreement.”  The Adviser has entered into a Structuring Fee Agreement with Citigroup Global Markets Inc. dated as of [          ], 2010, a Marketing and Structuring Fee Agreement with Morgan Stanley & Co. Incorporated dated as of [          ], 2010 and a Structuring Fee Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated dated as of [          ], 2010 and such agreements are herein referred to as the “Fee Agreements.” In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Common Shares shall have their dividends automatically reinvested in additional Common Shares of the Fund unless they elect to receive such dividends in cash.

1.  Representations and Warranties of the Fund and the Advisers.  The Fund and the Advisers, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a)  The Fund has prepared and filed with the Commission a registration statement (file numbers 333-147343 and 811-22144) on Form N-2, including a related preliminary prospectus (including any statement of additional information incorporated by reference therein), for registration under the Act and the 1940 Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Fund may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 497, one or more amendments thereto, including a related preliminary prospectus (including any statement of additional information incorporated by reference therein), each of which has previously been furnished to you. The Fund will file with the Commission a final prospectus (including any statement of additional information incorporated by reference therein) related to the Securities in accordance with Rule 497. As filed, such final prospectus (including any statement of additional information incorporated by reference therein) shall contain all information required by the Act and the 1940 Act and the Rules and Regulations and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Fund has advised you, prior to the Execution Time, will be included or made therein.

(b)  Each Preliminary Prospectus complied when filed with the Commission in all material respects with the provisions of the Act, the 1940 Act and the Rules and Regulations, and each Preliminary Prospectus and the information included on Exhibit A hereto, when taken together as a whole, as of the Execution Time, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from a Preliminary Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.

(c)  On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 497 and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, and the 1940 Act Notification when originally filed with the Commission and any amendment or supplement thereto when filed with the Commission did or will, comply in all material respects with the applicable requirements of the Act, the 1940 Act and the Rules and Regulations; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 497 and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(b) hereof.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus.

(d)  The Fund has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Prospectus (and any amendment or supplement to any of them), and is duly registered and qualified to do business and is in good standing under the laws of each jurisdiction which requires such registration or qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Fund.  The Fund has no subsidiaries.

(e)  The Fund’s authorized equity capitalization is as set forth in the Registration Statement, each Preliminary Prospectus and the Prospectus; the capital stock of the Fund conforms in all material respects to the description thereof contained in the Registration Statement, each Preliminary Prospectus and the Prospectus; all outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable by the Fund; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and fully paid and nonassessable by the Fund; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE; the certificates for the Securities are in valid and sufficient form; the holders of outstanding Common Shares are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Registration Statement, each Preliminary Prospectus or the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

(f)  The Fund’s registration statement on Form 8-A under the Exchange Act has become effective.

(g)  The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497, has taken all required action under the Act, the 1940 Act, the Exchange Act and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.

(h)  There are no agreements, contracts, indentures, leases, permits or other instruments that are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which are not described or filed as required; the statements in the Registration Statement, each Preliminary Prospectus and the Prospectus under the headings “Tax

Matters,” “Description of Shares,” “Certain Provisions in the Declaration of Trust,” “Tax Considerations” and “Capitalization and Voting Rights” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(i)  The execution and delivery of, and the performance by the Fund of its obligations under, this Agreement and the Fund Agreements have been duly and validly authorized by the Fund and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or law).

(j)  The Fund is duly registered under the 1940 Act as a closed-end, diversified management investment company and the 1940 Act Notification has been duly filed with the Commission.  The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement.

(k)  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Fund Agreements, except such as have been made or obtained under the Act, the Exchange Act, the Advisers Act, the 1940 Act, the rules and regulations of FINRA and the NYSE, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, each Preliminary Prospectus and the Prospectus.

(l)  Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement or any of the Fund Agreements, nor the consummation of the transactions herein or therein contemplated, nor the adoption of the Dividend Reinvestment Plan (i) conflicts or will conflict with or constitutes or will constitute a breach of the Declaration of Trust or by-laws of the Fund, (ii) conflicts or will conflict with or constitutes or will constitute a material breach of or a material default under, any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Fund is subject.

(m)  No holders of securities of the Fund have rights to the registration of such securities under the Registration Statement.

(n)  The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, each Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Fund as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the 1940 Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement, each Preliminary Prospectus and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(o)  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or its property is pending or, to the best knowledge of the Fund, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, each Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto).

(p)  The Fund owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(q)  The Fund is not (i) in violation of its Declaration of Trust or by-laws,  (ii) in breach or default in the performance of the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) in violation of any material law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any material decree of the Commission, FINRA, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund.

(r)  Since the date as of which information is given in each Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no material, adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Fund, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business as described in the Registration Statement, each Preliminary Prospectus and the Prospectus and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its Common Shares.

(s)  [            ], which has audited the financial statements of the Fund and delivered its report with respect to the audited financial statements included or incorporated by reference in the Registration Statement, each Preliminary Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Fund within the meaning of the Act, the 1940 Act and the Rules and Regulations.

(t)  The Fund has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, each Preliminary Prospectus, the Prospectus or other materials permitted by the Act, the 1940 Act or the Rules and Regulations.

(u)  All advertising, sales literature or other promotional material (including “prospectus wrappers”, “broker kits”, “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by the Fund or the Advisers for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of FINRA and if required to be filed with FINRA under FINRA’s conduct rules were so filed.  No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)  The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, each Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto).

(w)  The Fund has such licenses, permits, and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Registration Statement, each Preliminary Prospectus and the Prospectus, except where such failure would not be reasonably expected to have a material adverse effect on the Fund; the Fund has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such permit, subject in each case to such qualification as may be set forth in each Preliminary Prospectus and the Prospectus; and, except as described in each Preliminary Prospectus and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Fund.

(x)  The Fund maintains and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund’s internal controls over financial reporting are effective and the Fund is not aware of any material weakness in its internal controls over financial reporting.

(y)  The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are effective.

(z)  Except as set forth in the Registration Statement under the heading “Underwriting,” the Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.

(aa)  This Agreement and each of the Fund Agreements and the Sub-Advisory Agreement complies in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations and the Fund’s Board of Trustees and the Fund’s sole shareholder have approved this Agreement, the Management Agreement and the Sub-Advisory Agreement in accordance with Section 15 of the 1940 Act.

(bb)  Except as disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus, no trustee of the Fund is an “interested person” (as defined in the 1940 Act) of the Fund or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule I hereto.

(cc)  The Fund intends to direct the investment of the proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(dd)  The conduct by the Fund of its business (as described in the Registration Statement, each Preliminary Prospectus and the Prospectus) does not require it to be the owner, possessor or licensee of any patents, patent licenses, trademarks, service marks or trade names which it does not own, possess or license.

(ee)  The Fund has filed all tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business) and the Fund is not in material default in the payment of any taxes which were shown as payable on said returns or any assessments with respect thereto; except for any payment that is currently being contested in good faith by appropriate proceedings or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Fund, whether or not arising from transactions in the ordinary course of business; and the Fund has been and is currently in compliance with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(ff)  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Fund or sale by the Fund of the Securities.

(gg)  Except as disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of Citigroup Global Markets Holdings Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Holdings Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated.

(hh)  There is and has been no failure on the part of the Fund and any of the Fund’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Sections 302 and 906 related to certifications.

(ii)  The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Fund.

(jj)  The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

(kk)  There are no business relationships or related-party transactions involving the Fund or any other person required to be described in the Registration Statement, each Preliminary Prospectus and the Prospectus which have not been described as required, it being understood and agreed that the Fund and the Advisers make no representation or warranty with respect to any such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Fund by the relevant underwriter in connection with this offering.

(ll)  Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Fund, and to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)  Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Fund and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Fund, as to matters covered therein, to each Underwriter.

2.  Representations and Warranties of the Advisers. Each of the Adviser and the Sub-Adviser, severally as to itself only and not jointly or as to any other party, represents and warrants to each Underwriter as follows:

(a)  Such Adviser has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification.

(b)  The Adviser is duly registered as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements, and the Sub-Adviser is duly registered as an investment adviser under the Advisers Act and the Sub-Adviser is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act rules and Regulations from acting under the Sub-Advisory Agreement, as contemplated by the Registration Statement, each Preliminary Prospectus and the Prospectus.

(c)  The Adviser has full power and authority to enter into this Agreement, the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements, and the Sub-Adviser has full power and authority to enter into this Agreement and the Sub-Advisory Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under, this Agreement, the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements have been duly and validly authorized by the Adviser and the execution and delivery of, and the performance by the Sub-Adviser of its obligations under, this Agreement and the Sub-Advisory Agreement, have been duly and validly authorized by the Sub-Adviser; and this Agreement, the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements have been duly executed and delivered by the Adviser and this Agreement and the Sub-Advisory Agreement have been duly executed and delivered by the Sub-Adviser, and each such agreement constitutes the valid and legally binding agreements of such Adviser, enforceable against such Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of such Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(d)  Such Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, each Preliminary Prospectus and the Prospectus and under this Agreement, the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements, as applicable.

(e)  The description of such Adviser and its business, and the statements attributable to such Adviser, in the Registration Statement, each Preliminary Prospectus and the Prospectus complied and comply in all material respects with the provisions of the Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act

Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Adviser or its property is pending or, to the best knowledge of such Adviser, threatened that (i) is required to be described in the Registration Statement, each Preliminary Prospectus and the Prospectus that is not so described as required, (ii) could reasonably be expected to have a material adverse effect on the ability of such Adviser to fulfill its obligations hereunder or under the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements or (iii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of such Adviser, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, each Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto); and there are no agreements, contracts, indentures, leases, permits or other instruments relating to such Adviser that are required to be described in the Registration Statement, each Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act, the 1940 Act or the Rules and Regulations.

(g)  Since the date as of which information is given in each Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no material, adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of such Adviser, whether or not arising from the ordinary course of business and (ii) there have been no transactions entered into by such Adviser which are material to such Adviser other than those in the ordinary course of its business as described in the Registration Statement, each Preliminary Prospectus and the Prospectus.

(h)  Such Adviser has such licenses, permits and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its property and to conduct its business in the manner described in the Registration Statement, each Preliminary Prospectus and the Prospectus, except where such failure would not be reasonably expected to have a material adverse effect on such Adviser; such Adviser has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of such Adviser under any such permit.

(i)  This Agreement, the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements comply in all material respects with all applicable provisions of the Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(j)  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Management Agreement, the Sub-Advisory Agreement and

the Fee Agreements, except such as have been made or obtained under the Act, the Exchange Act, the 1940 Act, the Advisers Act, the rules and regulations of FINRA and the NYSE, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, each Preliminary Prospectus and the Prospectus.

(k)  Neither the execution, delivery or performance of this Agreement or the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements nor the consummation by the Fund or such Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the organizational documents of such Adviser, (ii) conflicts or will conflict with or constitutes or will constitute a material breach of or a material default under, any agreement, indenture, lease or other instrument to which such Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to such Adviser or any of its properties or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of such Adviser pursuant to the terms of any agreement or instrument to which such Adviser is a party or by which such Adviser may be bound or to which any of the property or assets of such Adviser is subject.

(l)  Except as set forth in the Registration Statement under the heading “Underwriting,” such Adviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and such Adviser is not aware of any such action taken or to be taken by any affiliates of such Adviser.

(m)  In the event that the Fund or such Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, such Adviser will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(n)  The operations of each such Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of such Adviser, threatened.

(o)  Such Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Management

Agreement and the Sub-Advisory Agreement, as applicable, are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

Any certificate signed by any officer of such Adviser and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Adviser, as to matters covered therein, to each Underwriter.

3.  Purchase and Sale.  (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Fund agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Fund, at a purchase price of $[          ] per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Fund hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [          ] Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Fund setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

4.  Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on January [      ], 2010 or at such time on such later date not earlier than the second Business Day, nor more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Fund or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Fund by wire transfer payable in same-day funds to an account specified by the Fund.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 3(b) hereof is exercised after the third Business Day prior to the Closing Date, the Fund will deliver the Option Securities (at the expense of the Fund) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option but not earlier than two Business Days thereafter) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Fund by wire transfer payable in same-day funds to an account specified by the Fund.  If settlement for the Option Securities occurs after the Closing Date, the Fund will deliver the Option Securities to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

6.  Agreements of the Fund and the Advisers.  The Fund and the Advisers, jointly and severally, agree with the several Underwriters that:

(a)  Prior to the termination of the offering of the Securities, the Fund will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Fund has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Fund will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 497 within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Fund will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 497 or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Fund of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Fund will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)  If, at any time when a prospectus relating to the Securities is required to be filed or delivered under the Act, any event occurs as a result of which, in the judgment of the Fund or in the reasonable opinion of counsel for the Underwriters, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act, the 1940 Act and the Rules and Regulations, the Fund promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus; and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c)  As soon as practicable, the Fund will make generally available to its security holders and to the Representatives an earnings statement or statements of the Fund which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d)  The Fund will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request.

(e)  In cooperation with the Underwriters, the Fund will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Fund be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f)  Other than as described in this Agreement, the Fund and the Advisers will not, without the prior written consent of Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Fund, the Advisers or any affiliate of the Fund or the Advisers or any person in privity with the Fund or the Advisers, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction for a period of 180 days after the date of this Agreement, provided, however, that the Fund may issue and sell Common Shares pursuant to any dividend reinvestment plan of the Fund in effect at the Execution Time.  In the event that either (x) during the last 17 days of the 180-day period referred to above, the Fund issues an earnings release or material news or material event relating to the Fund or (y) prior to the expiration of such 180-day period, the Fund announces that it will release earning results during the 16-day period beginning on the last day of such 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the occurrence of the material news or material event, as applicable.

(g)  The Fund will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its best efforts to cause the Fund’s trustees and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(h)  Except as set forth in the Registration Statement under the heading “Underwriting,” the Fund and the Advisers will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities.

(i)  The Fund agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and the 1940 Act Notification and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, any sales material and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, dealer agreements and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Fund representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Fund’s accountants and the fees and expenses of counsel (including local and special counsel) for the Fund; (x) all other costs and expenses incident to the performance by the Fund of its obligations hereunder; and (xi) an amount equal to $0.005 per Common Share for each Common Share sold pursuant to this Agreement payable no later than 45 days from the date of this Agreement to the Underwriters in partial reimbursement of their expenses in connection with the offering. To the extent that the foregoing costs and expenses incidental to the performance of the obligations of the Fund under this Agreement exceed $0.04 per Share, the Adviser will pay all such costs and expenses.

(j)  The Fund will direct the investment of the net proceeds of the offering of the Securities in such a manner as to comply with the investment objectives, policies and restrictions of the Fund as described in the Registration Statement, each Preliminary Prospectus and the Prospectus.

(k)  The Fund will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(l)  The Fund and the Advisers will use their reasonable best efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement, including, without limitation, such Adviser’s performance of its services and obligations as contemplated in the Registration Statement, each Preliminary Prospectus and under the Management Agreement and Sub-Advisory Agreement, as applicable.

7.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Fund and the Advisers contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Fund and the Advisers made in any certificates pursuant to the provisions hereof, to the performance by the Fund or the Advisers of their obligations hereunder and to the following additional conditions:

(a)  The Prospectus and any supplements thereto have been filed in the manner and within the time period required by Rule 497; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use or order pursuant to Section 8(e) of the 1940 Act shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with in all material respects.

(b)  The Fund shall have requested and caused Dechert LLP, counsel for the Fund, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)  The Fund has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, each Preliminary Prospectus and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Fund; and the Fund has no subsidiaries;

(ii)  The Fund is duly registered under the 1940 Act as a closed-end, diversified management investment company and the 1940 Act Notification has been duly filed with the Commission; all action has been taken by the Fund as required by the Act, the 1940 Act, the Exchange Act and the Rules and Regulations in connection with the issuance and consummation and sale of the Securities as contemplated by this Agreement; this Agreement and each of the Fund Agreements complies in all material respects with all applicable provisions of the Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and the Fund’s Board of Trustees and the Fund’s sole shareholder have approved this Agreement, the Management Agreement and the Sub-Advisory Agreement in accordance with Section 15 of the 1940 Act; and the Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement;

(iii)  This Agreement has been duly authorized, executed and delivered by the Fund;

(iv)  The Fund Agreements have been duly authorized, executed and delivered by the Fund, and assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a valid and legally binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(v)  Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement or any of the Fund Agreements by the Fund, nor the consummation by the Fund of the transactions contemplated in this Agreement or the Fund Agreements or the adoption of the Fund’s Dividend Reinvestment Plan (i) conflicts or will conflict with or constitutes or will constitute a breach of the Declaration of Trust or by-laws of the Fund, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease, permit or other instrument to which the Fund is a party or by which it or any of its properties may be bound that is an exhibit to the Registration Statement or that is known to such counsel after reasonable inquiry, (iii) violates or will violate any federal or Delaware statute, law or regulation, or, to such counsel’s knowledge after reasonable inquiry, violates or will violate any filing, judgment, injunction, order or decree applicable to the Fund or any of its properties, which violation would have a material adverse effect on the condition or business of the Fund or (iv) will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any material agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Fund is subject;

(vi)  The Fund’s authorized equity capitalization is as set forth in each Preliminary Prospectus and the Prospectus; the capital stock of the Fund conforms in all material respects to the description thereof contained in the Registration Statement, each Preliminary Prospectus and the Prospectus; all outstanding Common Shares have been duly and validly authorized and issued and are fully paid and nonassessable by the Fund; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully validly issued and fully paid and nonassessable by the Fund; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE; the certificates for the Securities are in valid and sufficient form; the holders of outstanding Common Shares are not entitled to preemptive or other rights to subscribe for the Securities and no holders of securities of the Fund have rights to the registration of such securities under the Registration Statement; and, except as set forth in the Registration Statement, each Preliminary Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding;

(vii)  To the knowledge of Dechert LLP lawyers who have been engaged in the preparation of the Registration Statement, after consultation with other Dechert LLP lawyers who spent substantial time representing the Fund on other matters, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or its property of a character required to be disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus which is not adequately disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus, and there are no material agreements, contracts, indentures, leases, permits or other instruments that are required to be described in the Registration Statement, each Preliminary Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included in each Preliminary Prospectus and the Prospectus under the headings “Tax Matters,” “Description of Shares,” “Certain Provisions in the Declaration of Trust,” “Tax Considerations” and “Voting Rights and Capitalization” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

(viii)  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required on the part of the Fund in connection with the transactions contemplated herein or in the Fund Agreements, except such as have been made or obtained under the Act, the 1940 Act, the rules and regulations of FINRA and the NYSE and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Registration Statement, each Preliminary Prospectus and the Prospectus and such other approvals (specified in such opinion) as have been obtained;

(ix)  No holders of securities of the Fund have rights to the registration of such securities under the Registration Statement; and

(x)  The Registration Statement has become effective under the Act; any required filings of the Prospectus, and any supplements thereto, pursuant to Rule 497 have been made in the manner and within the time period required by Rule 497; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened by the Commission; and the Registration Statement, each Preliminary Prospectus and the Prospectus (other than the financial statements, the notes thereto and any schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the 1940 Act and the Rules and Regulations; and, based upon its participation in the preparation of the Registration Statement, each Preliminary Prospectus and the Prospectus (but without checking the accuracy and completeness of or otherwise verifying the accuracy or completeness of the statements therein), nothing has come to the attention of such counsel that would cause counsel to believe that (a) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) each Preliminary Prospectus and the information included on Exhibit A, when taken together as a whole, as of the time of the pricing of the offering of the Underwritten Securities, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (c) the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, the notes thereto and any schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion).

In rendering such opinion, such counsel may limit such opinion to matters involving the application of the laws of the State of Delaware, the State of New York and the federal laws of the United States.  Such counsel may rely (A) as to matters involving the application of laws of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of Richards, Layton & Finger, P.A. or other counsel of good standing whom they believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials.  References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)  You shall have received on the Closing Date an opinion of Huey P. Falgout, Jr., Esq., Chief Counsel of the Adviser, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

(i)  The Adviser has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Arizona, with full power and authority to own, lease and operate its properties and to conduct its business as described in each Preliminary Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Adviser.

(ii)  The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements as contemplated by the Registration Statement, each Preliminary Prospectus and the Prospectus;

(iii)  The Adviser has full power and authority to enter into this Agreement, the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements;

(iv)  This Agreement has been duly authorized, executed and delivered by the Adviser;

(v)  The Management Agreement, the Sub-Advisory Agreement and the Fee Agreements have been duly authorized, executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the other parties thereto, the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements are each a valid and legally binding agreement of the Adviser, enforceable against the Adviser in accordance with its terms except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(vi)  This Agreement, the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements comply in all material respects with all applicable provisions of the Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations;

(vii)  Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement, the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements nor the consummation by the Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of or default under the certificate of formation or by-laws, or other organizational documents, of the Adviser, (ii) conflicts or will conflict with, or constitutes or will constitute a breach of or default under any material agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound, (iii) violates or will violate any federal or Arizona statute, law or regulation, or any filing, judgment, injunction, order or decree applicable to the Adviser or any of its properties, which violation would have a material adverse effect on the condition or business of the Adviser or the Fund or (iv) will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Adviser is subject;

(viii)  The description of the Adviser and its business in the Registration Statement, each Preliminary Prospectus and the Prospectus complies in all material respects with the requirements of the Act, the 1940 Act and the Rules and Regulations;

(ix)  To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or its property of a character required to be disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus which is not adequately disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus, and there are no agreements, contracts, indentures, leases, permits or other instruments that are required to be described in the Registration Statement, each Preliminary Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;

(x)  No material consent, approval, authorization, filing with or order of any court or governmental agency or body is required on the part of the Adviser in connection with the transactions contemplated herein or in the Management Agreement, the Sub-Advisory Agreement and the Fee Agreements, except such as have been made or obtained under the Act, the 1940 Act, the Exchange Act and the Advisers Act, the rules and regulations of FINRA and the NYSE and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Registration Statement, each Preliminary Prospectus and the Prospectus and such other approvals (specified in such opinion) as have been obtained; and

(xi)  Based upon his participation in the preparation of the Registration Statement, each Preliminary Prospectus and the Prospectus (but without checking the accuracy and completeness of or otherwise verifying the accuracy or completeness of the statements therein), nothing has come to the attention of such counsel that would cause counsel to believe that (a) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) each Preliminary Prospectus and the information included on Exhibit A, when taken together as a whole, as of the time of the pricing of the offering of the Underwritten Securities, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (c) the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and any schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion).

In rendering such opinion, such counsel may limit such opinion to matters involving the application of the federal laws of the United States.  Such counsel may rely (A) as to matters involving the application of the laws of the State of Arizona, to the extent such counsel deems proper and specified in such opinion, upon the opinion of [          ], (B) as to matters involving the application of laws of the State of New York, to the extent such counsel deems proper and specified in such opinion, upon the opinion of Dechert LLP and (C) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Fund, the Adviser and public officials.  References to the Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

(d)  You shall have received on the Closing Date an opinion of [            ], counsel for the Sub-Adviser, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

(i)  The Sub-Adviser has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Connecticut, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in each Preliminary Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Sub-Adviser.

(ii)  The Sub-Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Sub-Advisory Agreement as contemplated by each Preliminary Prospectus and the Prospectus;

(iii)  The Sub-Adviser has full power and authority to enter into this Agreement and the Sub-Advisory Agreement;

(iv)  This Agreement has been duly authorized, executed and delivered by the Sub-Adviser;

(v)  The Sub-Advisory Agreement has been duly authorized, executed and delivered by the Sub-Adviser and, assuming due authorization, execution and delivery by the other parties thereto, the Sub-Advisory Agreement is a valid and legally binding agreement of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with its terms except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Sub-Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law);

(vi)  This Agreement (insofar as it relates to the Sub-Adviser) and the Sub-Advisory Agreement comply in all material respects with all applicable provisions of the Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations;

(vii)  Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement or the Sub-Advisory Agreement nor the consummation by the Sub-Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of or default under the certificate of incorporation or by-laws, or other organizational documents, of the Sub-Adviser, (ii) conflicts or will conflict with, or constitutes or will constitute a breach of or default under any material agreement, permit, indenture, lease or other instrument to which the Sub-Adviser is a party or by which it or any of its properties may be bound (iii) violates or will violate any statute, law, regulation, filing or judgment, injunction, order or decree applicable to the Sub-Adviser or any of its properties, which violation would have a material adverse effect on the condition or business of the Sub-Adviser or (iv) will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Sub-Adviser pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Sub-Adviser is subject;

(viii)  The description of the Sub-Adviser and its business in the Registration Statement, each Preliminary Prospectus and the Prospectus complies in all material respects with all requirements of the Act, the 1940 Act and the Rules and Regulations;

(ix)  To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Sub-Adviser or its property of a character required to be disclosed in the Registration Statement, each Preliminary Prospectus and the Prospectus which is not adequately disclosed in the Registration Statement, each Preliminary Prospectus or the Prospectus, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, each Preliminary Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;

(x)  No material consent, approval, authorization, filing with or order of any court or governmental agency or body is required on the part of the Sub-Adviser in connection with the transactions contemplated herein or in the Sub-Advisory Agreement, except such as have been made or obtained under the Act, the 1940 Act, the Exchange Act and the Advisers Act, the rules and regulations of FINRA and the NYSE and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Registration Statement, each Preliminary Prospectus and the Prospectus and such other approvals (specified in such opinion) as have been obtained; and

(xi)  Based upon his review of the Registration Statement, each Preliminary Prospectus and the Prospectus and discussions with personnel of the Adviser and Sub-Adviser (but without checking the accuracy and completeness of or otherwise verifying the accuracy or completeness of the statements therein), nothing has come to the attention of such counsel that would cause counsel to believe that (a) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) each Preliminary Prospectus and the information included on Exhibit A,when taken together as a whole, as of the time of the pricing of the offering of the Underwritten Securities, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (c) the Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, the notes thereto and any schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the State of Connecticut, to the extent such counsel deems proper and specified in such opinion, upon the opinion of [             ], counsel to the Sub-Adviser] and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund, the Sub-Adviser and public officials.  References to the Prospectus in this paragraph (d) shall also include any supplements thereto at the Closing Date.

(e)  The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Preliminary Prospectus and the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Fund and the Advisers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)  Each of the Fund and the Advisers shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President or Executive Vice President and the principal financial or accounting officer of each of the Fund and the Advisers, as the case may be, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus and the Prospectus, any amendments or supplements thereto and this Agreement and that:

(i)  The representations and warranties of the Fund or the Advisers, as the case may be, in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Fund or the Advisers, as the case may be, have complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)  No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Fund’s or each of the Adviser’s knowledge, as the case may be, threatened; and

(iii)  Since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto) (with respect to the certificate of the Fund) and since the date of the Prospectus (exclusive of any supplement thereto) (with respect to the certificate of the Advisers), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Fund or each of the Advisers, as the case may be, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, each Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto).

(g)  The Fund shall have requested and caused [          ] to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that it is an independent accountant within the meaning of the Act and the 1940 Act and the Rules and Regulations and stating in effect that:

(i)  in its opinion the audited financial statements and financial statement schedules included in the Registration Statement, each Preliminary Prospectus and the Prospectus and reported on by it comply as to form in all material respects with the applicable accounting requirements of the Act, the 1940 Act and the Rules and Regulations; and

(ii)  it has performed certain other specified procedures as a result of which it determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Fund) set forth in the Registration Statement, each Preliminary Prospectus and the Prospectus, including the information set forth under the captions “Summary of Fund Expenses” in any Preliminary Prospectus, the Prospectus, agrees with the accounting records of the Fund, excluding any questions of legal interpretation.

References to the Preliminary Prospectus and the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any material change specified in the letter or letters referred to in paragraph (g) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Fund and each of the Advisers, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, each Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), each Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto).

(i)  The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such listing shall have been provided to the Representatives.

(j)  Prior to the Closing Date, the Fund and the Advisers shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k)  If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Fund in writing or by telephone or facsimile confirmed in writing.

(l)  The documents required to be delivered by this Section 7 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

8.  Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Fund or the Advisers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Advisers will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9.  Indemnification and Contribution.  (a)  The Fund and the Advisers, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several (including reasonable costs of investigation), to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof (and including any post-effective amendment, any Rule 462(b) Registration Statement and any Rule 430A Information deemed to be included or incorporated therein), or in any Preliminary Prospectus, the Prospectus, any sales material or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund and the Advisers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund and the Advisers by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Fund and the Advisers may otherwise have.

(b)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Fund and the Advisers, each of its trustees, each of its officers who signs the Registration Statement, and each person who controls the Fund or the Advisers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Fund and the Advisers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Fund or the Advisers by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Fund and the Advisers acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters specifically for inclusion in any Preliminary Prospectus or the Prospectus.

(c)  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party will, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Fund, the Advisers and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Fund, the Advisers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Advisers on the one hand (treated jointly for this purpose as one person) and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Fund, the Advisers and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund and the Advisers on the one hand (treated jointly for this purpose as one person) and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Fund and the Advisers (treated jointly for this purpose as one person) shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Fund, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Fund and the Advisers on the one hand (treated jointly for this purpose as one person) or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Fund, the Advisers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Fund or the Advisers within the meaning of either the Act or the Exchange Act, each officer of the Fund and the Advisers who shall have signed the Registration Statement and each trustee of the Fund and the Advisers shall have the same rights to contribution as the Fund and the Advisers, subject in each case to the applicable terms and conditions of this paragraph (d).

10.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Fund or the Advisers.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Fund and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to the Fund or the Advisers, by notice given to the Fund or the Advisers prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in the Fund’s Common Shares shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or on any international securities exchange shall have been suspended or limited or minimum prices shall have been established on the NYSE or on any international securities exchange, (b) a banking moratorium shall have been declared either by Federal or New York State authorities or (c) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, or there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, each Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto).

12.  Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of each of the Fund and the Advisers or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Fund or the Advisers or any of the officers, trustees, employees, agents, affiliates or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel and (ii) Morgan Stanley & Co. Incorporated (fax no.: (212) 816-7912) and confirmed to it at 1585 Broadway, New York, New York 10036, Attention: [        ]; or, if sent to the Fund or the Advisers, will be mailed, delivered or telefaxed to ING Infrastructure, Industrials and Materials Fund (fax no.: (480) 477-2744) and confirmed to it at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258, attention of the Legal Department.

14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

15.  Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.  Waiver of Jury Trial.  Each of the Fund, the Adviser, the Sub-Adviser and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.  Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Fund, the Advisers and the Underwriters, or any of them, with respect to the subject matter thereof.

19.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.  No Fiduciary Duty.  Each of the Fund and Advisers hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Fund and Advisers, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Fund or Advisers and (c) the Fund’s and Advisers’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Fund and Advisers agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Fund or Advisers on related or other matters). Each of the Fund and Advisers agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, except with respect to any advice provided by the Underwriters in connection with the structure, design or organization of the Fund pursuant to the Fee Agreements.  The Fund and the Advisers agree and acknowledge that in any event, the Underwriters do not owe an agency, fiduciary or similar duty to the Fund or Advisers.

21.  Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“1940 Act” shall mean the Investment Company Act of 1940, as amended.

“1940 Act Rules and Regulations” shall mean the rules and regulations of the Commission under the 1940 Act.

“1940 Act Notification” shall mean a notification of registration of the Fund as an investment company under the 1940 Act on Form N-8A, as the 1940 Act Notification may be amended from time to time.

“Act” shall mean the Securities Act of 1933, as amended.

“Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Act.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” shall mean the rules and regulations of the Commission under the Advisers Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Declaration of Trust” means the Agreement and Declaration of Trust of ING Infrastructure, Industrials and Materials Fund dated as of November 6, 2007, and any amendments thereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“NYSE” shall mean the New York Stock Exchange.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Treasury Department.

“Preliminary Prospectus” shall mean the preliminary prospectus (including the statement of additional information incorporated by reference therein) filed with the Commission on             , which preliminary prospectus and statement of additional information were supplemented on           , 2010, and any preliminary prospectus (including the statement of additional information incorporated by reference therein) included in the Registration Statement at the Effective Date that omits Rule 430A Information.

 “Prospectus” shall mean the prospectus (including the statement of additional information incorporated by reference therein) relating to the Securities that is first filed pursuant to Rule 497 after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 497 and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Rule 497” refers to Rule 497(c) or 497(h) under the Act, as applicable.

“Rules and Regulations” shall mean, collectively, the Act Rules and Regulations and the 1940 Act Rules and Regulations.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Fund, the Advisers and the several Underwriters.

Very truly yours,

ING INFRASTRUCTURE, INDUSTRIALS AND MATERIALS FUND

By:
Name:
Title:

ING INVESTMENTS, LLC

By:
Name:
Title:

ING INVESTMENT MANAGEMENT CO.

By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated

[Others]

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By:	MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

For themselves, the other Representatives and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

EXHIBIT A

PRICE-RELATED INFORMATION

ING INFRASTRUCTURE, INDUSTRIALS AND MATERIALS FUND

Shares offered:

Over-allotment option:

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
[insert others]

Total	[ ]